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                              IMMULABS CORPORATION

                           Filing Type:  8-K
                           Description:  Current Report
                           Filing Date:  March 6, 2001
                            Period End:  March 6, 2001

                      Primary Exchange:  Over the Counter Includes OTC and OTCBB
                                Ticker:  IMLB


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                                Table of Contents

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                                       8-K

ITEM 5.........................................................................1








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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 6, 2001


                              IMMULABS CORPORATION
             (Exact name of registrant as specified in its charter)



         Colorado                   0-26760                  84-1286065
 (State of Incorporation)         (Commission              (I.R.S Employer
                                  File Number)           Identification No.)


                            15945 Quality Trail North
                             Scandia, Minnesota 55073
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (651) 433-5735





              (Former name, former address and former fiscal year,
                         if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         Quest Research Group Inc. of Boston, Massachusetts, the company which Immulabs Corporation (the "Company") obtained rights to acquire under option agreement, has informed the Company that it now disputes and takes issue with the present option agreement and wishes to terminate the same. The Company has sought clarification and resolution of this matter from Quest, and has discovered other resulting legal issues related to the position which the Company plans to advance, and is waiting for a formal reply. The Company intends to act in accordance with the arbitration/mediation dispute resolution mechanism, as well as other means, provided for in its option agreement in order to have any differences finally determined and to duly address any new matters arising. Management is also currently evaluating several other opportunities to supplement the current business model, thus decreasing the Company's dependency on any one technology.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Date: March 6, 2001

                                       IMMULABS CORPORATION


                                       By: /s/ Bruce Deildal
                                          --------------------------------
                                          Bruce Deildal
                                          President